SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549




                               FORM 8-K


                            CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported ):  September 25, 1997



                       TRINITY INDUSTRIES, INC.
        (Exact name of Registrant as specified in its charter)




        Delaware		                    1-6903		             75-0225040
(State or other jurisdiction  (Commission File Number)  (IRS Employer
 of incorporation)				                                 Identification No.)


       2525 Stemmons Freeway
          Dallas, Texas				                           75207-2401
(Address of principal executive offices)	             (Zip code)




Registrant's telephone number, including area code:   214/631-4420




Item 5.	Other Events

	On September 25, 1997, the Registrant announced that an agreement in principal had been reached to settle a 13 year old lawsuit brought against a former subsidiary of the Registrant by Morse/Diesel, Inc. and that the Registrant will record a one-time after-tax charge of $43.8 million in its second fiscal quarter. In light of the special charge, the Registrant expects to report a net loss in the second quarter.

	This report contains "forward looking statements" as defined by the Private Securities Litigation Reform Act of 1995 and includes statements as to expectations, beliefs, plans, objectives and future financial performance, or assumptions underlying or concerning matters herein. These statements that are not historical facts are forward looking and involve estimates; projections; goals; forecasts; legal, regulatory and environmental issues; market conditions, competition and expectations for new and existing products in Trinity's Transportation Products, Construction Products and Industrial Products segments; expectations for market segments and industry growth; technologies; steel prices; interest rates and capital costs; taxes; effects of unstable governments and business conditions in emerging economies; and other assumptions and uncertainties, any of which could cause actual results or outcomes to differ materially from those expressed in the forward looking statements. Any forward looking statement speaks only as of the date on which such statement is made. Trinity undertakes no obligation to update any forward looking statement or statements to reflect events or circumstances after the date on which such statement is made.



                                       SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


					TRINITY INDUSTRIES, INC.



Date:  October 6, 1997
  By:  \s\ John M. Lee
					  John M. Lee
					  Vice President